Filed Pursuant to Rule 424(b)(5)
Registration No. 333-294722

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 30, 2026)

REGENCELL BIOSCIENCE HOLDINGS LIMITED

985,222 Ordinary Shares

This is an offering of 985,222 ordinary shares, par value $0.00001 per share, or Ordinary Shares, of Regencell Bioscience Holdings Limited (the “Company,” “we,” “us” or “our”) directly to certain investors pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement dated as of May 19, 2026 by and among us and such investors (the “securities purchase agreement”) in a registered direct offering (this “offering”) at an offering price of $20.30 per Ordinary Share.

Our Ordinary Shares trade on the Nasdaq Capital Market under the trading symbol “RGC.” On May 18, 2026, the last reported closing price of our Ordinary Shares on the Nasdaq Capital Market was $27.79 per Ordinary Share.

We have engaged Univest Securities, LLC to act as the placement agent (“Univest” or the “Placement Agent”) to use its best efforts to solicit offers from investors to purchase the securities in this offering. The Placement Agent is not obligated to purchase or sell any securities, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities. See “Plan of Distribution” beginning on page S-25 of this prospectus supplement for more information regarding these arrangements. We have agreed to pay a cash compensation equal to six point five percent (6.5%) of the aggregate gross proceeds from the sale of the Ordinary Shares sold by the Placement Agent being offered hereby (the “Cash Fees”). We have also agreed to reimburse the Placement Agent for its reasonable out-of-pocket actual expenses of up to $75,000 for all costs and expenses incurred.

The Placement Agent has agreed to purchase 49,262 Ordinary Shares as principal for its own account, not as agent of the Company, on the same terms as the other investors purchasing our Ordinary Shares in this offering for a total purchase price of $1 million. Accordingly, the Placement Agent is acting in a dual capacity in connection with this offering, serving both as the exclusive placement agent for the sale of Ordinary Shares to third-party investors and as a direct purchaser of Ordinary Shares for its own account. The Cash Fees payable to the Placement Agent are calculated on the basis of the aggregate gross proceeds received from the sale of Ordinary Shares to both third-party investors and the Placement Agent for its own account.

	Per Ordinary Share	Total
Public offering price	$20.3000	$20,000,006.60
Placement Agent fees(1)	$1.3195	$1,300,000.43
Proceeds, before expenses, to us	$18.9805	$18,700,006.17

(1)	See “Plan of Distribution” for additional information regarding total compensation payable to the Placement Agent, including expenses for which we have agreed to reimburse the Placement Agent.

Investing in our Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page S-12 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of certain risks that you should consider in connection with an investment in our Ordinary Shares.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, are subject to certain reduced public company reporting requirements. See “Prospectus Supplement Summary — Implications of Being an Emerging Growth Company” on page S-10 of this prospectus supplement.

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, or the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, such as the rules regulating solicitation of proxies and certain insider reporting and short-swing profit rules. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the U.S. Securities and Exchange Commission, or the SEC, by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance standards of Nasdaq.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement, and those included in the accompanying prospectus and the documents incorporated by reference. Any representation to the contrary is a criminal offense.

The Ordinary Shares are expected to be delivered through the book-entry transfer facilities of The Depository Trust Company in New York, New York on or about May 20, 2026, subject to customary closing conditions.

Sole Placement Agent

Univest Securities, LLC

The date of this prospectus supplement is May 19, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus, any free writing prospectus or any other offering materials we filed by us with the SEC. We have not, and the Placement Agent has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus or any free writing prospectus is current only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not, and the Placement Agent is not, making an offer to sell our Ordinary Shares in any jurisdiction where the offer or sale is not permitted.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a “shelf” registration process. Under the shelf registration process, we may offer our Ordinary Shares described in the accompanying prospectus from time to time in one or more offerings, subject in certain cases to the receipt of regulatory approval.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and adds to, and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement. The second part is the accompanying base prospectus, which gives more general information about securities we may offer from time to time. The base prospectus was included in the registration statement on Form F-3 (No. 333-294722) that we filed with the SEC on March 30, 2026 and may have been updated since that time with additional information that is incorporated by reference. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus. Generally, when we refer to the “prospectus,” we are referring to both parts of this document combined, and when we refer to the “accompanying prospectus” or “accompanying base prospectus,” we are referring to the base prospectus. If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Placement Agent has not, authorized anyone to provide you with different information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Placement Agent is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read this prospectus, the documents incorporated by reference into this prospectus supplement, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information About Us” and “Incorporation by Reference.”

We are offering to sell, and seeking offers to buy, our Ordinary Shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the Ordinary Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. For the avoidance of doubt, no offer or invitation, whether directly or indirectly, is being or may be made to the public in the Cayman Islands to subscribe for any of our securities.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the prospectus supplement and accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires:

●	“2025 Form 20-F” refers to our annual report on Form 20-F filed with the SEC on October 31, 2025;

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus supplement only;

●	“Hong Kong” is to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of prospectus supplement only;

●	“HK$” or “Hong Kong dollar” refers to the legal currency of Hong Kong;

●	“Regencell Bioscience Holdings Limited” or “Regencell” is to Regencell Bioscience Holdings Limited, a Cayman Islands exempted company incorporated under the laws of the Cayman Islands;

●	“Regencell Bioscience Limited” is to Regencell Bioscience Limited, a Hong Kong limited liability company organized under the laws of Hong Kong and a wholly-owned subsidiary of Regencell Bioscience Holdings Limited;

●	“Regencell Bioscience North America Limited” is to Regencell Bioscience North America Limited, a company incorporated in the British Virgin Islands and a wholly-owned subsidiary of Regencell Bioscience Holdings Limited;

●	“Regencell (BVI) Limited” is to Regencell (BVI) Limited, a British Virgin Islands business company organized under the laws of British Virgin Islands;

●	“Regencell Limited” is to Regencell Limited, a Hong Kong limited liability company organized under the laws of Hong Kong and a wholly-owned subsidiary of Regencell Bioscience Holdings Limited;

●	“Shares,” “shares” or “Ordinary Shares” are to the ordinary shares of Regencell Bioscience Holdings Limited, par value $0.00001 per share;

●	“TCM” refers to Traditional Chinese Medicine;

●	“The TCM Practitioner” or “our TCM Practitioner” refers to our strategic TCM research partner, Mr. Sik-Kee Au, father of our Chief Executive Officer (“CEO”) and director;

●	“US$,” “$” or “US dollar” refers to the legal currency of the United States; and

●	“We,” “us,” “RGC,” the “Company,” “our company” or the “Group” are to one or more of Regencell Bioscience Holdings Limited and its affiliated entities.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the Ordinary Shares offered by this prospectus supplement.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement may contain forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “predict,” “believe,” “likely to,” “would,” “could,” “target,” “potential” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

●	our goals, strategies and business model;

●	the timing or likelihood of regulatory filings and approvals;

●	our ability and the potential to successfully manufacture and supply our TCM formula for commercial use, if approved;

●	the commercializing of our TCM formula, if approved;

●	timing of the development of future products and services;

●	expectations and trends regarding our financial condition and results of operations;

●	projections of our revenue, earnings, capital structure and other financial items;

●	expected changes in our costs or expenditures, including those relating to regulatory compliance, personnel, development and sales of our products and services, arrangements with third parties, acquisitions, cost of funding, and litigation;

●	the capabilities of our business operations;

●	our expectations regarding the demand for and market acceptance of our products and services;

●	competition in our industry;

●	our ability to attract and retain skilled employees;

●	our ability to raise sufficient capital to support our operations;

●	our expectations regarding the impact of economic factors such as increased interest rates and inflation on our business, financial condition, and results of operations;

●	government statutes, policies and regulations relating to our industry and our company; and

●	general economic, political and business conditions.

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The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company, some of which are beyond our control. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should read thoroughly this prospectus supplement, the documents that we refer to, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

This prospectus supplement, the accompanying prospectus and documents incorporated by reference herein also contains statistical data and estimates that we obtained from various government and private publications. These industry publications and reports generally indicate that the information contained therein was obtained from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. Although we believe that the publications and reports are reliable, we have not independently verified the data. In addition, statistical data in these publications also include projections based on a number of assumptions. Failure of the market to grow at the projected rate may have a material adverse effect on our business and the market price of our Ordinary Shares. In addition, projections or estimates about our business and financial prospects involve significant risks and uncertainties. If any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions.

You should not place undue reliance on these forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference into this prospectus supplement. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement carefully, especially the risks of investing in our Ordinary Shares discussed under “Risk Factors,” the accompanying prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference into this prospectus supplement, which are described under “Where You Can Find More Information About Us.”

Our Overview

We are an early-stage bioscience company that focuses on research, development, and commercialization of TCM for the treatment of neurocognitive disorders and degeneration, specifically Attention Deficit Hyperactivity Disorder (“ADHD”) patients, Autism Spectrum Disorder (“ASD”). Our goal is to save and improve the lives of ADHD patients, ASD patients, their families and caregivers and become a market leader for the best natural and holistic treatment globally. The TCM Practitioner has been treating ADHD and ASD patients for over 30 years and we intend to commercialize the TCM formula utilized in his treatment first in Hong Kong and subsequently globalize the use of such TCM formula in order to address the unmet medical needs of the growing ADHD, ASD patient population in other countries such as the U.S. We aim to:

●	show in a quantifiable and systematic way that the personalized TCM formula is effective for the treatment of ADHD and ASD in our first research study;

●	file patent applications in Hong Kong and abroad;

●	verify the effectiveness of the standardized TCM formula in our second efficacy trial;

●	set up or establish partnerships and joint ventures for centralized production facilities to streamline our production and support our application for the approval and registration of our proprietary Chinese medicine (“pCm”);

●	brand and commercialize our standardized TCM formula;

●	expand to other locations globally; and

●	conduct further research and development on the TCM formula for other applications.

We have completed our first research study with the TCM Practitioner and have standardized TCM formula candidate under development targeting ADHD and ASD patients. We also started our second efficacy trial using standardized TCM formula candidate in August 2021. Following our second efficacy trial, we produced an interim report in 2023. Since that time, we have not conducted any additional efficacy trials. However, we have continued to advance our development efforts by assessing alternative designs and methodologies for subsequent efficacy studies, exploring the application of AI tools to track advancements in ADHD/ASD research, investigating processes to expand recruitment strategies, reviewing advanced data and analytics systems, and evaluating emerging technologies and collaborations that may enhance our development platform.

We intend to conduct further investigation and research on the application of the TCM base formula for other neurological illnesses, disorders and degeneration. We will also commercialize our standardized TCM formula by building our own specialized sales and marketing organization initially in Hong Kong after obtaining necessary approvals from Hong Kong regulatory agencies.

Our Research and Competitive Strengths

Our TCM Practitioner

We strategically partner with the TCM Practitioner, the father of Mr. Yat-Gai Au, our founder, director and CEO. Pursuant to the Strategic Partnership Agreement and the Supplemental Agreement (both terms as defined below, and collectively, the Partnership Agreements) we have with the TCM Practitioner, we have exclusive rights and ownership of (1) all his TCM formula and (2) the intellectual property rights of the TCM formula, including research and development, trademark, copyright, patent and any other intellectual property rights in relation to the TCM formula that the TCM Practitioner develops. Pursuant to the Partnership Agreements, the TCM Practitioner is responsible for research and development of TCM formula for ADHD and ASD patients, however, any inventions, TCM formula, utilities, improvements, research, discoveries, designs, processes, methods of manufacture and products conceived or made by the TCM Practitioner in relation to his TCM research shall be the sole and exclusive property of us. To support the TCM Practitioner’s continued research, we undertake to pay for all reasonable costs and expenses incurred by the TCM Practitioner in conducting research, testing, attending meetings/seminars, compiling records, or performing any similar acts in relation to the development of the TCM formula. In furtherance of our research, development and commercialization of TCM formula, we have direct supervision and control over the TCM Practitioner’s TCM formula research pursuant to the Partnership Agreements. We have full discretion to assign, refine, update, or redesign the TCM Practitioner’s research tasks from time-to-time pursuant to the Partnership Agreements.

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The TCM Practitioner has been practicing TCM under the guidance of the HKCMO in his clinic in Hong Kong since 1999 and has accumulated in-depth experience of TCM research and clinical practice. For over 30 years the TCM Practitioner has focused his TCM study on TCM thesis of his father, who was a renowned TCM doctor in Hong Kong in the 1950s, and other traditional treatises of TCM. He is experienced in treating patients suffering from a wide range of neurocognitive disorders and degeneration. In particular, the TCM Practitioner has treated many children afflicted with ADHD and ASD during his practice. He has always been passionate about treating patients and giving back to society. He decided to dedicate all his efforts to treat people afflicted with incurable diseases, illnesses and disorders. Prior to starting his TCM clinical practice, the TCM Practitioner founded a successful technology and property business in California. The TCM Practitioner graduated from the University of California, Berkeley with Bachelor’s and Master’s Degrees in Electrical Engineering in Circuit Design and Network Theory. He was the pioneer who invented the prototype high-density recording drive on flexible media while working at IBM, which later became known as Iomega Corporation.

Our Strategic Partnership with TCM Practitioner

In January 2018, Regencell Bioscience Limited entered into a Deed of Rights Transfer, Strategic Partnership and Undertaking (the “Strategic Partnership Agreement”) with the TCM Practitioner, the father of our CEO and director. Pursuant to the Strategic Partnership Agreement we have with TCM Practitioner, we have exclusive rights and ownership of (1) all his TCM formula and (2) the intellectual property rights of the TCM formula, including research and development, trademark, copyright, patent and any other intellectual property rights in relation to the TCM formula that the TCM Practitioner develops. Pursuant to Strategic Partnership Agreement, the TCM Practitioner is responsible for research and development of TCM formula, while, any inventions, TCM formula, utilities, improvements, research, discoveries, designs, processes, methods of manufacture and products conceived or made by the TCM Practitioner in relation to TCM shall be the sole and exclusive property of us.

Pursuant to the Strategic Partnership Agreement, in exchange for the rights, we are required to donate three percent (3.0%) of net revenue that Regencell Bioscience Limited generates in association with the use and/or commercialization of the TCM formula treatment to any charitable institutions and/or trusts of a public character anywhere in the world at the sole and absolute choice of the TCM Practitioner, or his assignee, and in such proportion at the sole and absolute discretion of the TCM Practitioner on a yearly basis. We also undertake to pay for all reasonable costs and expenses incurred by the TCM Practitioner in conducting research, testing, attending meetings/seminars, compiling records, or performing any similar acts in relation to the development of the TCM formula and TCM inventions.

On November 10, 2020, Regencell Bioscience Limited entered into a Supplemental Agreement of the Strategic Partnership Agreement (the “Supplemental Agreement”) with the TCM Practitioner. Under the Supplemental Agreement, the TCM Practitioner shall provide his research by using his best endeavors on his TCM formula and TCM inventions under our direction and supervision. We have authorized the TCM Practitioner, his agents, subcontractors, development team, and affiliates to use TCM formula and TCM Inventions to conduct research. However, they shall not directly or indirectly publish, disseminate or otherwise disclose, deliver or make available to any third party any confidential information, without our prior written notice. The TCM Practitioner also shall not be directly or indirectly concerned with or engaged in or interested in any other business which is in any respect in competition with or similar to the TCM business conducted by our company for two years after the expiration or termination of the Supplemental Agreement.

We shall pay the TCM Practitioner for his expenses on his TCM research within 30 days upon the receipt of invoice. The Supplemental Agreement shall remain effective until the Strategic Partnership Agreement is expired or terminated. We can terminate the Supplemental Agreement without cause without any indemnity or damages being due to TCM Practitioner with 30 days prior written notice.

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TCM Efficacy Trial and Standardized TCM Formula Candidate

TCM Efficacy Trial

Seven (7) of the TCM Practitioner’s patients in Hong Kong, who were clinically diagnosed with ADHD and/or ASD by their healthcare professionals at different levels of severity, voluntarily consented through their parents or guardians to participate in our first research study in November 2018 and March 2019. In the first research study, the TCM Practitioner treated the enrolled patients with the use of the personalized TCM formula. The personalized TCM formula was comprised of two formula components, a base formula and an adjustable formula targeting different severity of symptoms. The base TCM formula is the product of Sik-Kee Au TCM Brain Theory®, which is used to treat ADHD and ASD by the TCM Practitioner over his 30 years of practice. The adjustable formula is “personalized” to each patient for different severity of symptoms. The enrolled patients’ ages ranged from five to twelve years old. Six of the enrolled patients completed a three-month treatment and one completed a two-month treatment. Under the treatment by the TCM Practitioner, the enrolled patients consumed liquid-based TCM twice a day, which was prepared based on personalized TCM formula by our TCM Practitioner, and temporarily stopped consuming any other medicines. All the enrolled patients and their parents were required to meet with the TCM Practitioner in his clinic weekly and provide regular reports to update the patients’ symptoms and conditions by phone.

We used globally accepted assessment tools such as Autism Treatment Evaluation Checklist (“ATEC”), Gilliam Autism Rating Scale (“GARS”), Vanderbilt ADHD Diagnostic Parent Rating Scale (VADRS) and Swanson, Nolan, and Pelham (SNAP)-IV 26-item Parent Rating Scale (SNAP-IV-26), together with additional assessments, written observations, photos, videos and parent testimonials to track the enrolled patients’ progress. Within three months of using our TCM formula, our research showed that the enrolled patients had attained better speech, communication, sociability, cognition and behavioral abilities. The enrolled patients using the personalized TCM formula prescribed by the TCM Practitioner also experienced better bowel movement, sweating and temporary fatigue as part of the improvement process.

Standardized TCM Formula and Second Efficacy Trial

The TCM Practitioner has standardized the adjustable formula into a fixed formula. As a result, we have a standardized TCM formula under development targeting ADHD and ASD patients, consisting of a standard base formula and a fixed adjusted formula. We started our second efficacy trial using the standardized TCM formula in August 2021.

The standardized TCM formula was developed on the premise of Sik-Kee Au TCM Brain Theory®, which explains why a healthy brain is essential in restoring the body’s systems to normal from disorders and illnesses such as ADHD and ASD. The TCM brain theory is not recognized in general literature of TCM or elsewhere. However, the TCM Practitioner has prescribed the TCM base formula based on his TCM brain theory for over 30 years to treat ADHD, ASD and many neurological illnesses, disorders and degeneration, and obtained satisfactory clinical treatment results. Such clinical treatment results are not supported by controlled clinical data or trials. According to the TCM brain theory, the blockage of or reduced blood flow, and damage of the interconnecting central nervous system, endocrine system and blood circulatory system disrupt the production of hormones and transmission of neurotransmitters, such as melatonin, dopamine and norepinephrine, leading to a defective encoding and decoding of functions and resulting in deficient or abnormal social behaviors that are the hallmarks of ADHD and ASD. Our standardized TCM formula aims to address the fundamental cause of the disorders to achieve an optimal outcome compared to available stimulant and non-stimulant medications currently available in the market. The fundamental properties and treatment process of TCM are different from the mainstream stimulant and non-stimulant medications. TCM takes a holistic approach, using natural ingredients to treat different elements within the body. Every bodily function is taken into consideration when preparing the TCM formula for the patients so that the optimal results of the treatment could be reached. This explains the improvements in both their symptoms and overall health. As provided in the Partnership Agreements, we continue to work closely with the TCM Practitioner to include those treatments in our future development.

We seek to protect our standardized TCM formula, including the TCM base formula and the fixed adjusted TCM formula, and technology that we consider commercially important by filing patent applications in Hong Kong and abroad. In addition, we also rely on trade secrets or TCM related regulatory protection to protect our intellectual property. Our trade secrets and confidential information include unpatented know-how, technology and other proprietary information, to maintain our competitive position and to protect our TCM formula. We seek to protect these trade secrets and confidential information, in part, by entering into non-disclosure and confidentiality agreements with parties that have access to them. Further, we also rely on or intend to rely on our trademarks, trade names and brand names to distinguish our products from the products of our competitors, and have registered or will apply to register a number of these trademarks. We have received trademark certificates for “腦還原®” (directly translates as “brain restoration”), “RGC ®,” “RGC Regencell®” and “Sik-Kee Au TCM Brain Theory®” from the Hong Kong Registrar of Trade Marks.

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Second Efficacy Trial

To further verify the standardized medicine efficacy, we worked with the TCM Practitioner on the second efficacy trial. A total of twenty-eight (28) patients in Hong Kong, who were clinically diagnosed with ADHD and/or ASD by their healthcare professionals at different levels of severity, voluntarily consented through their parents or guardians to participate in our second efficacy trial. Seven (7) of them started in August 2021 as the first group, fourteen (14) started in July 2022 as the second group and seven (7) started in October 2022 as the third group. In this second efficacy trial, the TCM Practitioner treated the enrolled patients with the use of the standardized TCM formula. The enrolled patients’ ages ranged from five to thirteen years old. All enrolled patients completed a three-month treatment. Under the treatment by the TCM Practitioner, the enrolled patients consumed liquid-based TCM twice a day, which was prepared based on standardized TCM formula by our TCM Practitioner, and temporarily stopped consuming any other medicines. All the enrolled patients and their parents were required to meet with the TCM Practitioner in his clinic weekly and provide regular reports to update the patients’ symptoms and conditions by phone. A summary of the interim report can be found on our website at https://www.regencellbioscience.com under patient case studies tab.

We used globally accepted assessment tools such as the ATEC and VADRS, together with in-house developed Sik-Kee Au TCM Brain Theory® for ADHD/ASD Assessment (SKATBT-A3), and also written observations, photos, videos and parent testimonials to track the patients’ progress. Within three months of using our TCM formula, our research showed that the patients had attained better speech, communication, sociability, cognition and behavioral abilities. Patients also experienced better sleep quality, improved appetite and improved bowel movement. Sweating and temporary fatigue are experienced as part of the improvement process.

Our Growth Strategies

We are still a start-up company at an early stage and are committed to developing standardized TCM formula for ADHD and ASD patients. The growth of our business highly depends on our research and commercialization of our liquid-based standardized TCM formula. Currently, we aim to conduct research in the effectiveness and safety of our standardized TCM formula for ADHD and ASD patients and commercialize our liquid-based standardized TCM formula for ADHD and ASD patients in Hong Kong. After obtaining success of commercialization in the Hong Kong market, we may start to offer our pCm formula products to other markets. We believe that the following are our growth strategies:

●	Show in a quantifiable and systematic way that the personalized TCM formula is effective for the treatment of ADHD and ASD in our first research study and second efficacy trial;

●	Engage reputable and leading pharmaceutical or healthcare companies and individuals in next trial;

●	Integrate artificial intelligence, blockchain and cryptocurrency to create synergies that complement and support our core business;

●	File patent applications in Hong Kong and abroad;

●	Set up centralized production facilities;

●	Brand and commercialize our standardized TCM formula;

●	Expand to other locations globally; and

●	Conduct further research and development on TCM base formula for other application.

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Corporate History and Structure

We, Regencell Bioscience Holdings Limited, are a holding company incorporated as an exempted company on October 30, 2014, under the laws of the Cayman Islands, which has no substantive operations other than holding all of the issued and outstanding shares of Regencell Bioscience Limited, Regencell Limited and Regencell Bioscience North America Limited.

We conduct our business through our wholly-owned subsidiaries, Regencell Bioscience Limited, a company incorporated in Hong Kong on May 12, 2015; Regencell Limited, a company incorporated in Hong Kong on November 20, 2014 and Regencell Bioscience North America Limited, a company incorporated in the British Virgin Islands on April 25, 2022. We are an early-stage bioscience company that focuses on research, development, and commercialization of TCM for the treatment of neurocognitive disorders and degeneration, specifically ADHD and ASD. Our goal is to save and improve the lives of patients, their families and caregivers and become a market leader for the best natural and holistic treatment globally.

Currently, we conduct research and development activities in the TCM industry through Regencell Bioscience Limited, which has entered into the Partnership Agreements with the TCM Practitioner.

Regencell Bioscience Holdings Limited owns 100% equity interest of Regencell Limited, which was incorporated in Hong Kong on November 20, 2014. Currently, Regencell Limited has no operation and is reserved for future expansion needs.

On September 2, 2021, our wholly-owned subsidiary, Regencell Bioscience Limited entered into a joint venture agreement with Honor Epic Enterprises Limited to form a joint venture, Regencell Bioscience Asia Limited, under the laws of Hong Kong. We have 60% equity interest in Regencell Bioscience Asia Limited. The joint venture ceased business on December 31, 2023 and deregistered on November 1, 2024. The disposition of the joint venture did not have a material impact on our ongoing results of operations of financial results.

On April 25, 2022, Regencell Bioscience North America Limited was incorporated in the British Virgin Islands. Regencell Bioscience North America Limited was wholly owned by us. Currently, Regencell Bioscience North America Limited has no operation and is reserved for future expansion needs.

On June 13, 2025, we, as an exempted company with limited liability incorporated under the laws of the Cayman Islands, capitalized an amount standing to the credit of the share premium account of the Company, and appropriated such sum and applied it on behalf of the shareholders towards paying in full (as to the full par value of $0.00001 per Ordinary Share) an aggregate of 481,476,042 Ordinary Shares (representing the receipt by each shareholder of the Company of 37 additional Ordinary Shares for every Ordinary Share held on the record date). This did not result in any changes in authorized share capital or par value of our Ordinary Shares, nor involve any cash outflow. This is treated as an equity reclassification of a 38-for-1 forward stock split under accounting principles generally accepted in the United States of America (U.S. GAAP). The authorized share capital remained as $1,000,000 divided into 100,000,000,000 Ordinary Shares of $0.00001 par value each.

Our Risks and Challenges

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our Ordinary Shares. Below set forth a summary of the principal risks we face, organized under relevant headings. You should carefully consider the matters discussed under “Item 3. Key Information — D. Risk factors” in our 2025 Form 20-F, as well as other documents incorporated by reference into this prospectus.

Risks Related to Our Financial Position and Need for Capital

●	We are an early-stage TCM bioscience company with a limited operating history. We expect to incur additional losses in the future.

●	We have not generated revenue from any TCM formula or applied for any regulatory approvals, nor have distribution capabilities or experience or any granted patents or pending patent applications and may never be profitable.

●	We have limited sources of working capital and may need substantial additional financing. If we are unable to obtain the required additional capital, we may have to curtail our growth plans or cut back on existing business, which may affect our results of operations and financial condition or cause the cease of our operations.

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Risks Related to Our Product Development, Regulatory Approval, Manufacturing and Commercialization

●	Our standardized TCM formula for ADHD and ASD patients is still in development. If we are unable to obtain regulatory approval or ultimately commercialize our standardized TCM formula and/or products based on our TCM formula, or if we experience significant delays in doing so, our business, financial condition, results of operations and prospects will be materially and adversely affected.

●	Our research and development of TCM formula candidates is at an early stage of development and all of our TCM formula candidates may require significant interactions with regulatory authorities and investments before their respective commercial launches. If we are unable to advance our TCM formula candidates to final development, meet regulatory requirements, including obtaining regulatory approval, where applicable, or ultimately commercialize our products or experience significant delays in doing so, our business will be materially harmed.

●	Although the assessment tools for the assessment of ADHD and ASD are globally recognized, the outcome of our efficacy trial may be subject to some biases of parents and caregivers of patients because we relied on the data provided by them.

●	If we encounter difficulties enrolling patients in our research studies, our TCM formula development could be delayed or otherwise adversely affected.

●	We may engage third parties to conduct our efficacy trials.

●	Changes in regulatory requirements and guidance or unanticipated events during our efficacy trials may occur, which may result in necessary changes to efficacy trial protocols, which could result in increased costs to us, delay our development timeline or reduce the likelihood of successful completion of our efficacy trials.

●	Results of our earlier studies on personalized TCM formula may not be predictive of future efficacy trial results. Failure can occur at any stage of research and development.

●	Our TCM formula candidate may cause undesirable side effects that could delay or prevent their regulatory approval, limit the commercial profile of an approved label, or result in significant negative consequences following regulatory approval, if any.

●	If any of our TCM formula are approved for marketing and commercialization and we are unable to develop, manufacture, sales, marketing and distribution capabilities on our own or enter into agreements with third parties to produce and sell our products on acceptable terms, we will be unable to successfully commercialize any such future therapeutics.

●	Even if our TCM formula that we may develop receives marketing approval, we will continue to face extensive regulatory requirements, and any such product may still face future development and regulatory difficulties. In addition, we are subject to government regulations, and we may experience delays in obtaining the required regulatory approvals to market our TCM formula.

●	Acceptance of our TCM formula is uncertain, and failure to achieve market acceptance, after we obtain approval for marketing, will negatively impact our future business and operations.

●	We may rely on third party manufacturers to manufacture our product candidates for purposes of efficacy trials and commercial quantities of our product candidates, if and when approved for marketing by the applicable regulatory authorities.

●	We may engage third parties to market and sell our products, if and when approved for marketing by the applicable regulatory authorities.

●	Any collaboration arrangements that we may enter into in the future may not be successful, which could adversely affect our ability to develop and commercialize our current and any future product candidates.

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●	If we fail to increase our brand recognition, we may face difficulty in obtaining new customers or patients.

●	Our success depends on our ability to obtain and protect our intellectual property.

●	Adverse publicity associated with our TCM formula candidate, ingredients or network marketing program, or those of similar companies, could harm our financial condition and operating results.

●	Any disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products.

●	Third parties may assert that our employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.

●	We may plan to use new and evolving technologies, such as artificial intelligence in our operations. The use may require us to expend material resources and may present risks and challenges that can impact our business, including by posing security and other risks to our confidential information, proprietary information and personal information, any of which may result in reputational harm and liability, or otherwise adversely affect our business.

●	Breaches of network or information technology and data security could have an adverse effect on our business.

●	Environmental, social and corporate governance issues, including those related to climate change and sustainability, may have an adverse effect on our business, financial condition and results of operations and damage our reputation.

●	We face risks related to health epidemics and outbreaks, which could significantly disrupt our ongoing research studies, and therefore our receipt of necessary regulatory approvals could be delayed or prevented.

●	The global economic and political conditions have been and continue to be challenging and have had, and may continue to have, an adverse effect on the financial markets and the economy in general, which has had, and may continue to have, a material adverse effect on our business, financial performance and results of operations and the prices of our Ordinary Shares.

General Company Related Risks

●	The market price for our Ordinary Shares may be volatile.

●	A possible “short squeeze” due to a sudden increase in demand of our Ordinary Shares that largely exceeds supply may lead to price volatility in our Ordinary Shares.

●	Legal and regulatory proceedings involve risks.

●	Investment in digital assets could adversely affect our financial condition and results of operations.

●	We have a very limited operating history, which may make it difficult for you to evaluate the success of our business to date and to assess our future viability.

●	There is uncertainty regarding our ability to continue as a going concern, indicating the possibility that we may be required to curtail or discontinue our operations in the future. If we discontinue our operations, you may lose all of your investment.

●	Our future operating results are difficult to predict and may vary significantly from quarter to quarter, which may adversely affect the price of our Ordinary Shares.

●	Future debt agreements may contain restrictions that may limit our flexibility in operating our business.

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●	We are wholly dependent on certain key personnel and our strategic partner, Mr. Sik-Kee Au, the father of our founder, director and CEO, and loss of these individuals could have a material adverse effect on our business, financial condition and results of operations.

●	We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire these personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

●	We have identified material weaknesses in our internal control over financial reporting. If we fail to develop and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud.

●	The requirements of being a public company may strain our resources and divert management’s attention.

●	We may not be able to compete effectively against our competitors.

●	Our business model may not be sufficient to ensure our success in our intended market.

●	Our TCM business is subject to inherent risks relating to product liability and personal injury claims.

●	We believe we were a passive foreign investment company for United States federal income tax purposes for our taxable year ended June 30, 2025; as a result, United States holders of our Ordinary Shares could be subject to adverse United States federal income tax consequences.

●	For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

●	As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

●	As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

●	We do not intend to pay dividends for the foreseeable future.

●	If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, share price and reputation and could result in a loss of your investment in our Ordinary Shares, especially if such matter cannot be addressed and resolved favorably.

●	Our founder and CEO will continue to own a significant percentage of our Ordinary Shares and will be able to exert significant control over matters subject to shareholder approval.

●	As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

●	If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our shares, the price and trading volume of our Ordinary Shares could decline.

●	Information available in public media that is published by third parties, including blogs, articles, message boards and social and other media may include statements not attributable to our company and may not be reliable or accurate.

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Risks Related to Doing Business in Hong Kong

●	Political risks associated with conducting business in Hong Kong.

●	Because our business is conducted in Hong Kong dollars and the price of our Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

●	Significant changes or developments in U.S. laws or policies, including changes in U.S. trade policies and tariffs and the reaction of other countries thereto, may have a material adverse effect on our business, results of operations, and financial condition.

●	Our business, financial condition and results of operations, and/or the value of our Ordinary Shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws and regulations of the PRC become applicable to a company such as ours.

●	The PRC government exerts substantial influence and discretion over the manner in which companies incorporated under the laws of PRC must conduct their business activities. We are a Hong Kong-based company with no operations in mainland China. However, if we were to become subject to such direct influence or discretion, it may result in a material change in our operations and/or the value of our Ordinary Shares, which would materially affect the interest of the investors.

●	The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong holding subsidiary.

●	The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections.

●	Our Ordinary Shares may be prohibited from being trading on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors located in Hong Kong. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Risks Related to this Offering

●	You may experience immediate and substantial dilution in the net tangible book value of our Ordinary Shares you purchased.

●	The actual number of our Ordinary Shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

●	Our Ordinary Shares offered hereby will be sold in “registered direct offerings,” and investors who buy shares at different times will likely pay different prices.

●	Future sales or issuances of our Ordinary Shares in the public markets, or the perception of such sales, could depress the trading price of our Ordinary Shares.

●	We have broad discretion over the use of the net proceeds from this offering and our existing cash, and may not use them effectively or in a manner desired by our investors.

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Implications of Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”) enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our SEC filings;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.00 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We are incorporated in the Cayman Islands, and more than 50 percent of our outstanding voting securities are not directly or indirectly held by residents of the United States. Therefore, we are a “foreign private issuer,” as defined in Rule 405 under the Securities Act and Rule 3b-4(c) under the Exchange Act. As a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be subject to the insider short-swing profit disclosure and recovery regime.

In this prospectus supplement and in the documents incorporated by reference into this prospectus supplement, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement may be different than the information you receive from other public companies in which you hold equity securities.

Corporate Information

Our principal executive offices are located at 9/F Chinachem Leighton Plaza, 29 Leighton Road, Causeway Bay, Hong Kong. Our telephone number at this address is +852 2155-0823. Our registered office in the Cayman Islands is at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. Our agent for service of process in the U.S. is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our corporate website is https://www.regencellbioscience.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement.

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THE OFFERING

Ordinary Shares Offered by Us pursuant to this prospectus supplement	985,222 Ordinary Shares.

Ordinary shares outstanding before this offering	494,488,908 Ordinary Shares.

Ordinary Shares to be outstanding immediately after this offering	495,474,130 Ordinary Shares.

Offering Price	$20.30

Use of Proceeds	We intend to use the net proceeds from this offering primarily for working capital and general corporate and other purposes. See “Use of Proceeds” for more information.

Risk Factors	Investing in our securities involves a substantial risk. See “Risk Factors” beginning on page S-12 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors that you should carefully consider before deciding to invest in our Ordinary Shares.

Listing	Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “RGC.”

Transfer Agent	Vstock Transfer, LLC.

This prospectus supplement reflects and assumes no exercise of outstanding options.

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RISK FACTORS

Investment in our securities involves substantial risks. Before making an investment in our securities, you should carefully consider the risk factors described below and in the 2025 Form 20-F which is incorporated by reference into this prospectus supplement and the accompanying prospectus, and any amendment or update thereto reflected in subsequent filings with the SEC, including in our annual reports on Form 20-F, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act. Any of these risks could materially and adversely affect our business, financial condition and results of operations. If any of these risks occurs, our business, financial condition and results of operations could suffer, the market price of our Ordinary Shares could decline and you may lose all or part of your investment. See “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

Risks Related to This Offering

You may experience immediate and substantial dilution in the net tangible book value of our Ordinary Shares you purchased.

The price per share of our Ordinary Shares being offered may be higher than the net tangible book value per share of our Ordinary Shares. You may suffer immediate and substantial dilution in the net tangible book value of the Ordinary Shares you purchase in this offering. After giving effect to the assumed sale of 985,222 Ordinary Shares, based on an offering price of $20.30 per share, you will suffer immediate and substantial dilution with respect to the net tangible book value of our shares. See “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you invest in this offering.

Future sales or issuances of our Ordinary Shares in the public markets, or the perception of such sales, could depress the trading price of our Ordinary Shares.

We may at any time, including during the pendency of this offering, offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares in one or more separate offerings at prices that may not be the same as the price per share in this offering. In addition, we may sell large quantities of Ordinary Shares in this offering at any time pursuant to this prospectus supplement or in any other separate offerings pursuant to other prospectus supplement that we may file with the SEC from time to time. The sale of a substantial number of our Ordinary Shares or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our Ordinary Shares. We cannot predict the effect that future sales of our securities in this offering or in other separate offerings would have on the market price of our Ordinary Shares.

S-12

We have broad discretion over the use of the net proceeds from this offering and our existing cash, and may not use them effectively or in a manner desired by our investors.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in “Use of Proceeds” in this prospectus supplement, as well as our existing cash and cash equivalents, and you will be relying on the judgment of our management regarding such application.

You will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds or our existing cash in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business and may materially and adversely affect our financial condition, operating results and cash flow. Pending their use, we plan to invest the net proceeds from this offering in short-term, interest-bearing bank deposits, debt instruments and/or other capital preservation investments. These investments may not yield a favorable return to our shareholders. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause the price of Ordinary Shares to decline.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities offered by this prospectus supplement, after deducting the Placement Agent fees and other estimated expenses of this offering payable by us, will be approximately $18.4 million.

Any proceeds we receive from this offering will be used primarily for working capital and general corporate and other purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the amount of cash used in our operations and other factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The foregoing represents our intentions as of the date of this prospectus supplement based upon our current plans and business conditions to use and allocate the net proceeds of this offering.

Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds from this offering in short-term, interest-bearing bank deposits, debt instruments and/or other capital preservation investments.

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DIVIDEND POLICY

We have not previously declared or paid cash dividends. We intend to retain most, if not all, of our available funds and any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any cash dividends in the foreseeable future.

Our board of directors has discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. Subject to the Companies Act (Revised) of the Cayman Islands, the Company in a general meeting may declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands exempted company may pay a dividend on its shares out of either distributable profits or amounts standing to the credit of the share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon, among other things, our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We are a holding company incorporated in the Cayman Islands. If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on additional debt or equity financing by the holding company and/or receipt of funds from our subsidiaries, Regencell Bioscience Limited and Regencell Limited, which are incorporated in Hong Kong. There is no restriction under Hong Kong laws that may restrict the abilities of our Hong Kong subsidiaries to pay dividends to us.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the issuance and sale of 985,222 Ordinary Shares in this offering at the offering price of $20.30 per Ordinary Share, after deducting the Placement Agent fees and expenses and estimated offering expenses payable by us, resulting in estimated net proceeds of $18.4 million.

The as adjusted information below is illustrative only. You should read this table together with our audited consolidated financial statements and the related notes and “Item 5. Operating and Financial Review and Prospects” in our 2025 Form 20-F, which is incorporated by reference into this prospectus supplement.

	As of December 31, 2025
	Actual	As adjusted
	(in US dollar)

Shareholders’ equity
Ordinary shares, par value of $0.00001 per share; 100,000,000,000 shares authorized, and 494,488,908 shares issued and outstanding as of December 31, 2025)	4,945	4,955
Additional paid-in capital	31,758,262	50,163,258
Accumulated deficit	(30,519,103)	(30,519,103)
Accumulated other comprehensive loss	(24,721)	(24,721)
Total shareholders’ equity	1,219,383	19,624,389
Total capitalization	1,219,383	19,624,389

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DILUTION

If you invest in our Ordinary Shares in this offering, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the price you pay in this offering and the net tangible book value per our Ordinary Share after this offering. Dilution results from the fact that the public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our historical net tangible book value as of December 31, 2025 was approximately $1.2 million, or $0.0025 per Ordinary Share, based on 494,488,908 Ordinary Shares outstanding. Net tangible book value per share represents the amount of our total tangible assets, less the amount of our total liabilities, divided by the total number of shares outstanding. Dilution is determined by subtracting the as adjusted net tangible book value per Ordinary Share from the public offering price per Ordinary Share and after deducting the estimated Placement Agent fees to the Placement Agent and the estimated offering expenses payable by us.

After giving effect to the sale by us of our 985,222 Ordinary Shares in this offering at the offering price of $20.30 per Ordinary Share, and after deducting the Placement Agent fees and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of December 31, 2025 would have been $19.6 million, or $0.0396 per Ordinary Share. This represents an immediate increase in net tangible book value of $0.0371 per Ordinary Share to existing shareholders and an immediate dilution of $20.26 per Ordinary Share to investors participating in this offering.

The following table illustrates the dilution per Ordinary Share to shareholders after the issuance of our Ordinary Shares in this offering:

Per Ordinary Share
Public offering price per Ordinary Share	$20.30
Net tangible book value per Ordinary Share as of December 31, 2025	$0.0025
Increase in net tangible book value per Ordinary Share to existing shareholders	$0.0371
As adjusted net tangible book value per Ordinary Share after giving effect to this offering	$0.0396
Net tangible book value per Ordinary Share immediately after this offering	$0.0396
Dilution per Ordinary Share to new investors in this offering	$20.26

The above discussion and table are based on our actual Ordinary Shares outstanding as of December 31, 2025. The discussion and table above assume no exercise of any outstanding options, which were granted under our share incentive plan, as of the date of this prospectus supplement.

To the extent that outstanding options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities may result in further dilution to our shareholders.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 985,222 Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus. The material terms and provisions of our Ordinary Shares are described under Exhibit 2.2 to our 2025 Form 20-F and “Description of Share Capital” in the accompanying prospectus. As of the date of this prospectus supplement, we had 494,488,908 Ordinary Shares issued and outstanding.

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TAXATION

The following summary of the material Cayman Islands, Hong Kong and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under U.S. state or local laws, or the tax laws of any jurisdiction other than the Cayman Islands, the Hong Kong and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Ogier (Cayman) LLP, our Cayman Islands counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands, except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding or selling our Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisers regarding the tax consequences of purchasing, holding or selling our Ordinary Shares. Under the current laws of Hong Kong:

●	No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Ordinary Shares.

●	Revenues gained from the sale of our Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arisen in Hong Kong from the trade, profession or business will be subject to Hong Kong profits tax, which is currently imposed at the rate of 16.5% and 15% on corporations and unincorporated businesses, respectively, and at a maximum rate of 15% on individuals. A two-tiered profits tax rates regime applies: 8.25% for corporation and 7.5% for unincorporated businesses and individuals on the first HK$2 million of assessable profit, and 16.5% for corporation and 15% for unincorporated businesses and individuals on the remainder of assessable profits.

●	Gains arising from the sale of Ordinary Shares, where the purchases and sales of the Ordinary Shares are effected outside of Hong Kong such as, for example, in the Cayman Islands, should not be subject to Hong Kong profits tax.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Ordinary Shares would not be subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the Ordinary Shares.

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Material U.S. Federal Income Tax Considerations

The following is a summary of certain material U.S. federal income tax consequences to U.S. Holders (defined below) of the ownership and disposition of our Ordinary Shares. For purposes of this summary, a “U.S. Holder” means a beneficial owner of our Ordinary Shares that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons (as defined in Section 7701(a)(30) of the Code (defined below)) are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, as in effect on the date of this prospectus supplement and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus supplement, as well as judicial and administrative interpretations thereof available on or before such date. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a U.S. Holder based on such U.S. Holder’s individual circumstances. In particular, this discussion considers only U.S. Holders that own our Ordinary Shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion also does not address the potential application of any alternative minimum tax, the Medicare contribution tax on certain net investment income, or the U.S. federal income tax consequences to U.S. Holders that are subject to special rules, including:

●	banks, financial institutions or financial services entities;

●	brokers, dealers or traders in securities, commodities or currencies;

●	persons who have elected mark-to-market accounting;

●	tax-exempt entities or organizations;

●	“individual retirement accounts” or “Roth IRAs”;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	certain expatriates or former long-term residents of the United States;

●	persons that actually or constructively own 5% or more, by voting power or value, of our outstanding Ordinary Shares;

●	persons that acquired our Ordinary Shares pursuant to the exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

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●	persons that hold our Ordinary Shares in connection with a trade or business outside the United States;

●	persons that hold our Ordinary Shares as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or

●	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws. Additionally, this discussion does not consider the tax treatment of entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities or persons who hold our Ordinary Shares through such entities or arrangements. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Ordinary Shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor as to the particular U.S. federal income tax consequences of acquiring, owning and disposing of our ordinary shares in its particular circumstance. This discussion also assumes that any distribution made (or deemed made) in respect of our Ordinary Shares and any consideration received (or deemed received) by a U.S. Holder in connection with the sale or other disposition of such shares will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the U.S. Internal Revenue Service, or IRS, or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with one or more aspects of the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR HOLDER OF OUR ORDINARY SHARES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN, EACH HOLDER OF OUR ORDINARY SHARES IS URGED TO CONSULT WITH ITS TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

THERE IS A SIGNIFICANT RISK THAT WE WERE A PFIC FOR OUR TAXABLE YEAR ENDING JUNE 30, 2025.

Passive Foreign Investment Company

A non-U.S. corporation will be classified as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either:

●	at least 75% of its gross income is passive income; or

●	at least 50% of its assets (generally based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income.

For purposes of the above calculations, a non-U.S. corporation will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the equity. Passive income generally includes dividends, interest, certain rents or royalties, foreign currency or other investment gains and certain other categories of income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital, and other assets that may produce passive income. A separate determination must be made after the close of each taxable year as to whether we were a PFIC for that year.

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Based on the composition of our income and assets for our taxable year ended June 30, 2025, we believe we were a PFIC for such taxable year due to the amount of interest income we received relative to other income we received during such taxable year. The application of the PFIC rules is subject to uncertainty, and the IRS or a court may disagree with our determinations, including the manner in which we determine the value of our assets, the percentage of our assets that are passive assets and the classification of certain of our income as active or passive under the PFIC rules. Furthermore, the characterization of our assets as active or passive may depend in part on our current and intended future business plans, which are subject to change. In addition, the total value of our assets for PFIC testing purposes may be determined in part by reference to the market price of Ordinary Shares from time to time, which may fluctuate considerably. Therefore, there can be no assurance regarding our PFIC status for our prior taxable year, our current taxable year or for any future taxable year. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time) that may not be within our control.

If we are a PFIC for any taxable year during which you hold Ordinary Shares, we will generally continue to be treated as a PFIC with respect to you for all succeeding taxable years during which you hold Ordinary Shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for any taxable year during which you hold Ordinary Shares, you will generally be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;

●	the amount allocated to the current taxable year, and any taxable year prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each other taxable year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to taxable years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the Ordinary Shares, you will include in income each taxable year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of your taxable year over your adjusted basis in such Ordinary Shares. You are allowed a deduction for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, deductions are allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to the deductible portion of any mark-to-market loss on the Ordinary Shares, as well as to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions as discussed below under “—Taxation of Distributions Paid on Ordinary Shares” would generally apply, except that the lower applicable capital gains rate for qualified dividend income discussed therein generally would not apply.

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The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would generally be available to you if we are or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may, at taxpayer’s discretion, make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such U.S. Holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any year in which we are a PFIC, you will generally be required to file IRS Form 8621 regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we are a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future taxable year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last taxable year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last taxable year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for U.S. federal income tax purposes.

If we are treated as a PFIC with respect to you for any taxable year, to the extent any of our subsidiaries are also PFICs (“lower-tier PFICs”), you generally will be deemed to own shares in such lower-tier PFICs that are directly or indirectly owned by us in that proportion which the value of the Ordinary Shares you own bears to the value of all of our Ordinary Shares, and you generally will be subject to the adverse tax consequences described above with respect to the shares of such lower-tier PFICs that you would be deemed to own. However, an election for mark-to-market treatment would likely not be available with respect to any such lower-tier PFICs. You should consult your tax advisors regarding the availability and desirability of a mark-to-market election as well as the impact of such election on interests in any lower-tier PFICs.

If we are considered a PFIC, a U.S. Holder will also be subject to information reporting requirements on an annual basis. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE IMPACT OF OUR BEING A PFIC FOR OUR TAXABLE YEAR ENDED JUNE 30, 2025 OR THE CURRENT TAXABLE YEAR OR ANY FUTURE TAXABLE YEAR AND WITH RESPECT TO THE OPERATION OF THE PFIC RULES AND RELATED REPORTING REQUIREMENTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE ADVISABILITY AND EFFECTS OF MAKING ANY ELECTION THAT MAY BE AVAILABLE.

Taxation of Distributions Paid on Ordinary Shares

Subject to the PFIC rules discussed above, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. However, we do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

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With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will generally be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States (including the Nasdaq Capital Market), or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC with respect to such U.S. Holder for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, it is expected that clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus supplement.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend considered for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will generally constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.” A U.S. Holder that does not elect to claim a foreign tax credit with respect to any foreign taxes for a given taxable year may instead claim an itemized deduction for all foreign taxes paid or accrued in that taxable year. The rules governing the U.S. foreign tax credit are complex, and you should consult your tax advisors to determine whether and to what extent a credit would be available in your particular circumstances, including the effects of any applicable income tax treaty.

Taxation of Dispositions of Ordinary Shares

Subject to the PFIC rules discussed above, you will generally recognize taxable gain or loss on any sale, exchange or other taxable disposition of an Ordinary Share equal to the difference between the amount realized (in U.S. dollars) for the Ordinary Share and your adjusted tax basis (in U.S. dollars) in the Ordinary Share. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses may be subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes.

Backup Withholding Tax and Information Reporting Requirements

Dividends on and the proceeds of a sale or other taxable disposition of Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status can provide such certification on IRS Form W-9. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Additional Reporting Requirements

Individuals (and certain entities) that own “specified foreign financial assets” with an aggregate value in excess of certain thresholds on the last day of the taxable year (or with an aggregate value in excess of certain thresholds at any time during the taxable year) are generally required to file an information report on IRS Form 8938 with respect to such assets with their U.S. federal income tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by certain financial institutions: (1) stocks and securities issued by non-U.S. persons, (2) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties, and (3) interests in foreign entities. The Ordinary Shares may be subject to these rules. U.S. Holders are urged to consult their tax advisors regarding the application of these rules to their ownership of the Ordinary Shares.

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PLAN OF DISTRIBUTION

Pursuant to a certain placement agency agreement dated as of May 19, 2026 with the Placement Agent, we have engaged Univest Securities, LLC to act as our exclusive Placement Agent to solicit offers to purchase the applicable Ordinary Shares offered by this prospectus supplement. The Placement Agent is not obligated to purchase or sell any securities, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities, other than to use its “best efforts” to arrange for the sale of all of the Ordinary Shares offered hereby. We have entered into securities purchase agreement directly with certain investors in connection with this offering for the sale of all of the securities offered hereby. The address of the Placement Agent is 75 Rockefeller Plaza, Suite 25A, New York, NY 10019.

Delivery

We will deliver the Ordinary Shares being issued to the investors upon receipt of investor funds for the purchase of the Ordinary Shares offered pursuant to this prospectus supplement. We expect to deliver the Ordinary Shares being offered pursuant to this prospectus supplement on or about May 20, 2026.

Placement Agent Fees, Commissions and Expenses

We have agreed to pay a cash compensation equal to six point five percent (6.5%) of the aggregate gross proceeds from the sale of the Ordinary Shares sold by the Placement Agent being offered hereby (the “Cash Fees”). We have also agreed to reimburse the Placement Agent for all reasonable travel and other out-of-pocket expenses, including the reasonable legal fees, costs and disbursements incurred by the Placement Agent in connection with the offering, in an amount not to exceed an aggregate of $75,000.

The Placement Agent has agreed to purchase 49,262 Ordinary Shares as principal for its own account, not as agent of the Company, on the same terms as the other investors purchasing our Ordinary Shares in this offering, for a total purchase price of $1 million. Accordingly, the Placement Agent is acting in a dual capacity in connection with this offering, serving both as the exclusive placement agent for the sale of Ordinary Shares to third-party investors and as a direct purchaser of Ordinary Shares for its own account. The Cash Fees payable to the Placement Agent are calculated on the basis of the aggregate gross proceeds received from the sale of Ordinary Shares to both third-party investors and the Placement Agent for its own account.

We currently anticipate that the sale of securities offered by this prospectus supplement and the accompanying base prospectus will be completed on or about May 20, 2026, subject to the satisfaction of customary closing conditions. At the closing, The Depository Trust Company will credit the Ordinary Shares to the respective accounts of the purchasers. The estimated offering expenses payable by us, excluding the Placement Agent’s fees payable to the Placement Agent, will be approximately $0.2 million, which includes legal and printing costs and various other fees associated with registering and listing the Ordinary Shares. After deducting the Placement Agent’s fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $18.4 million.

The following table shows the public offering price, Placement Agent fees and proceeds, before expenses, to us:

	Per Ordinary Share	Total
Public offering price	$20.3000	$20,000,006.60
Placement Agent fees(1)	$1.3195	$1,300,000.43
Proceeds, before expenses, to us	$18.9805	$18,700,006.17

(1)	Represents a cash compensation equal to 6.5% of the aggregate gross proceeds from the sale of the Ordinary Shares sold by the Placement Agent being offered hereby. We are required to reimburse the Placement Agent up to a maximum of $75,000 for legal fees and other offering expenses.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

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Lock-up Agreements

Our chairman of the director of the boards, and CEO, Mr. Yat-Gai Au, has agreed, subject to certain exceptions, for a period of 65 days after the closing of this offering, and the Placement Agent has agreed, subject to certain exceptions, for a period of 60 days after the closing of this offering, not to, (i) directly or indirectly, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by it or any of its company affiliate or any person in privity with it or any of its company affiliate), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Ordinary Shares, (iii) except as provided in the lock-up agreement, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Ordinary Shares or equivalents, or (iv) publicly disclose the intention to do any of the foregoing.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

A prospectus supplement in electronic format may be made available on a website maintained by the Placement Agent. In connection with this offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus supplement in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as Placement Agent and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the securities purchase agreement. A copy of the form of placement agency agreement and form of the securities purchase agreement with the purchasers will be included as an exhibit to our current report on Form 6-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Where You Can Find More Information” and “Information We Incorporate By Reference.”

Other Relationships

The Placement Agent and/or its affiliates may in the future engage, in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which it would receive customary fees and expenses. In addition, in the ordinary course of its business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

Listing

Our Class A Ordinary Share are traded on Nasdaq under the ticker symbol “RGC.”

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EXPENSES OF THE Offering

The following table sets forth the aggregate expenses to be paid by us in connection with this offering. All amounts shown are estimates, except for the SEC registration fee and the Financial Industry Regulatory Authority Inc., or FINRA, filing fee.

SEC registration fee	$2,762
FINRA filing fees	—
Legal fees and expenses	210,000
Printing and engraving expenses	3,750
Accounting fees and expenses	—
Miscellaneous fees and expenses	3,488
Total	$220,000

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LEGAL MATTERS

We are being represented by Latham & Watkins LLP with respect to certain legal matters as to U.S. federal securities and New York state law. Hunter Taubman Fischer & Li LLC is acting as counsel for the Placement Agent in connection with this offering. The validity of the Ordinary Shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP.

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EXPERTS

The consolidated financial statements of Regencell Bioscience Holdings Limited incorporated in this prospectus supplement by reference to the annual report on Form 20-F for the year ended June 30, 2025 have been so incorporated in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, which contains an explanatory paragraph relating to substantial doubt about the ability of Regencell Bioscience Holdings Limited to continue as a going concern, as described in Note 2 to the consolidated financial statements and are included in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

The office of Marcum Asia CPAs LLP is located at 7 Penn Plaza, Suite 830, New York, New York 10001.

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WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to the reporting requirements of the Exchange Act as applicable to foreign private issuers. In accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov. Since we are a “foreign private issuer,” we are exempt from the rules and regulations under the Exchange Act prescribing the furnishing and content of proxy statements, our principal shareholders are exempt from the reporting requirements under Section 16 of the Exchange Act, and our officers, directors and principal shareholders are exempt from the “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of the holding company’s ordinary shares. In addition, we are not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. public companies whose securities are registered under the Exchange Act.

You can also find information on our website https://www.regencellbioscience.com. The information contained on our website is not a part of this prospectus supplement.

This prospectus supplement is part of a registration statement we have filed with the SEC, using a “shelf” registration process under the Securities Act, relating to the securities to be offered. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, does not contain all of the information contained in the registration statement, certain parts of which are omitted in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus supplement and the accompanying prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We will provide copies of any or all reports and documents that we filed with the SEC, as well as any or all documents incorporated by reference into this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference into this prospectus supplement, to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost upon such person’s written or oral request made to:

Regencell Bioscience Holdings Limited
9/F Chinachem Leighton Plaza
29 Leighton Road
Causeway Bay, Hong Kong
Tel: +852 2155-0823
Attention: Investor Relations

S-30

INCORPORATION of documents BY REFERENCE

The SEC allows us to incorporate by reference information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference into this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents or information that we have filed with the SEC:

●	our annual report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on October 31, 2025 (File No. 001-40617);

●	our current report on Form 6-K filed on April 17, 2026 (File No. 001-40617) with respect to the changes in our independent registered public accounting firm;

●	our current report on Form 6-K filed on May 8, 2026 (File No. 001-40617) with respect to our first half 2026 management financial results and our unaudited condensed consolidated financial statements as of and for the six months ended December 31, 2025 and 2024;

●	our current report on Form 6-K filed on May 19, 2026 (File No. 001-40617) with respect to the placement agreement, the securities purchase agreement and certain legal opinion and consent;

●	the description of our Ordinary Shares contained in the registration statement on Form 8-A filed with the SEC on July 15, 2021 (File No. 001-40617) pursuant to Section 12 of the Exchange Act, together with all amendments or reports filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into this prospectus supplement.

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement or in the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents.

We will provide copies of any or all reports and documents that we filed with the SEC, as well as any or all documents incorporated by reference into this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference into this prospectus supplement, to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost upon such person’s written or oral request. See “Where You can Find More Information About Us” in this prospectus supplement.

S-31

PROSPECTUS

REGENCELL BIOSCIENCE HOLDINGS LIMITED

Ordinary Shares

We may from time to time in one or more offerings offer and sell our ordinary shares of $0.00001 par value each.

In addition, from time to time, the selling shareholders (if any) named in a prospectus supplement may offer and sell our ordinary shares held by them. The selling shareholders (if any) may sell our ordinary shares through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of our ordinary shares by selling shareholders.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference into this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” of this prospectus.

Our ordinary shares are listed on the Nasdaq Stock Market under the symbol “RGC.” On March 27, 2026, the last reported sale price of our ordinary shares on the Nasdaq Market was $25.67 per ordinary share.

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” starting on page 2 of this prospectus, included in any prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 30, 2026

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ABOUT THIS PROSPECTUS

We are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

●	“2025 Form 20-F” refers to our annual report on Form 20-F filed with the SEC on October 31, 2025;

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“Hong Kong” is to the Hong Kong Special Administrative Region of the People’s Republic of China for the purposes of this prospectus only;

●	“Regencell Bioscience Holdings Limited” or “Regencell” is to Regencell Bioscience Holdings Limited, a Cayman Islands exempted company incorporated under the laws of the Cayman Islands;

●	“Regencell Bioscience Limited” is to Regencell Bioscience Limited, a Hong Kong limited liability company organized under the laws of Hong Kong and a wholly-owned subsidiary of Regencell Bioscience Holdings Limited;

●	“Regencell Bioscience North America Limited” is to Regencell Bioscience North America Limited, a company incorporated in the British Virgin Islands and a wholly-owned subsidiary of Regencell Bioscience Holdings Limited;

●	“Regencell Limited” is to Regencell Limited, a Hong Kong limited liability company organized under the laws of Hong Kong and a wholly-owned subsidiary of Regencell Bioscience Holdings Limited;

●	“Shares,” “shares” or “Ordinary Shares” are to the ordinary shares of Regencell Bioscience Holdings Limited, par value $0.00001 per share;

●	“TCM” refers to Traditional Chinese Medicine;

●	“The TCM Practitioner” or “our TCM Practitioner” refers to our strategic TCM research partner, Mr. Sik-Kee Au, father of our Chief Executive Officer (“CEO”) and director;

●	“US$,” “$” or “US dollar” refers to the legal currency of the United States; and

●	“We,” “us,” “RGC,” the “Company,” “our company” or the “Group” are to one or more of Regencell Bioscience Holdings Limited and its affiliated entities.

You should not consider any information in this prospectus or any accompanying applicable prospectus supplement to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the Ordinary Shares offered by any applicable prospectus supplement.

All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “predict,” “believe,” “likely to,” “would,” “could,” “target,” “potential” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

●	our goals, strategies and business model;

●	the timing or likelihood of regulatory filings and approvals;

●	our ability and the potential to successfully manufacture and supply our TCM formula for commercial use, if approved;

●	the commercializing of our TCM formula, if approved;

●	timing of the development of future products and services;

●	expectations and trends regarding our financial condition and results of operations;

●	projections of our revenue, earnings, capital structure and other financial items;

●	expected changes in our costs or expenditures, including those relating to regulatory compliance, personnel, development and sales of our products and services, arrangements with third parties, acquisitions, cost of funding, and litigation;

●	the capabilities of our business operations;

●	our expectations regarding the demand for and market acceptance of our products and services;

●	competition in our industry;

●	our ability to attract and retain skilled employees;

●	our ability to raise sufficient capital to support our operations;

●	our expectations regarding the impact of economic factors such as increased interest rates and inflation on our business, financial condition, and results of operations;

●	government statutes, policies and regulations relating to our industry and our company; and

●	general economic, political and business conditions.

The forward-looking statements included in this prospectus, any accompanying prospectus supplement and documents incorporated by reference are subject to risks, uncertainties and assumptions about our company, some of which are beyond our control.

iii

You should read thoroughly this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus, any accompanying prospectus supplement or documents incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

This prospectus, any accompanying prospectus supplement and documents incorporated by reference herein also contains statistical data and estimates that we obtained from various government and private publications. These industry publications and reports generally indicate that the information contained therein was obtained from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. Although we believe that the publications and reports are reliable, we have not independently verified the data. In addition, statistical data in these publications also include projections based on a number of assumptions. Failure of the market to grow at the projected rate may have a material adverse effect on our business and the market price of our Ordinary Shares. In addition, projections or estimates about our business and financial prospects involve significant risks and uncertainties. If any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions.

You should not place undue reliance on these forward-looking statements.

iv

OUR COMPANY

We are an early-stage bioscience company that focuses on research, development, and commercialization of TCM for the treatment of neurocognitive disorders and degeneration, specifically Attention Deficit Hyperactivity Disorder (“ADHD”) and Autism Spectrum Disorder (“ASD”). Our goal is to save and improve the lives of ADHD patients, ASD patients, their families and caregivers and become a market leader for the best natural and holistic treatment globally.  The TCM Practitioner has been treating ADHD and ASD patients for over 30 years and we intend to commercialize the TCM formula utilized in his treatment first in Hong Kong and subsequently globalize the use of such TCM formula in order to address the unmet medical needs of the growing ADHD, ASD patient population in other countries such as the U.S. We aim to:

●	show in a quantifiable and systematic way that the personalized TCM formula is effective for the treatment of ADHD and ASD in our first research study;

●	file patent applications in Hong Kong and abroad;

●	verify the effectiveness of the standardized TCM formula in our second efficacy trial;

●	set up or establish partnerships and joint ventures for centralized production facilities to streamline our production and support our application for the approval and registration of our pCm;

●	brand and commercialize our standardized TCM formula;

●	expand to other locations globally; and

●	conduct further research and development on the TCM formula for other applications.

We have completed our first research study with the TCM Practitioner and have standardized TCM formula candidate under development targeting ADHD and ASD patients. We also started our second efficacy trial using standardized TCM formula candidate in August 2021. Following our second efficacy trial, we produced an interim report in 2023. Since that time, we have not conducted any additional efficacy trials. However, we have continued to advance our development efforts by assessing alternative designs and methodologies for subsequent efficacy studies, exploring the application of AI tools to track advancements in ADHD/ASD research, investigating processes to expand recruitment strategies, reviewing advanced data and analytics systems, and evaluating emerging technologies and collaborations that may enhance our development platform.

We intend to conduct further investigation and research on the application of the TCM base formula for other neurological illnesses, disorders and degeneration. We will also commercialize our standardized TCM formula by building our own specialized sales and marketing organization initially in Hong Kong after obtaining necessary approvals from Hong Kong regulatory agencies.

Corporate Information

We, Regencell Bioscience Holdings Limited, are a holding company incorporated as an exempted company on October 30, 2014, under the laws of the Cayman Islands, which has no substantive operations other than holding all of the issued and outstanding shares of Regencell Bioscience Limited, Regencell Limited and Regencell Bioscience North America Limited. Our principal executive offices are located at 9/F Chinachem Leighton Plaza, 29 Leighton Road, Causeway Bay, Hong Kong. Our telephone number at this address is +852 2155-0823. Our registered office in the Cayman Islands is at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. Our agent for service of process in the U.S. in connection with this registration statement on Form F-3 is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our corporate website is https://www.regencellbioscience.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

1

RISK FACTORS

Any investment in our securities involves a high degree of risk. Before you decide to buy our securities, you should carefully consider the risk factors discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus. You should also consider the risks and uncertainties discussed under the heading “Risk Factors” in our annual report on 2025 Form 20-F, which is incorporated by reference into this prospectus, and which may be amended, supplemented or superseded from time to time by our subsequent filings with the SEC, and in any accompanying prospectus supplement, before investing in any securities that may be offered pursuant to this prospectus.

If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

See “Where You Can Find More Information” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference into this prospectus.

2

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s). The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement(s).

We will not receive any proceeds from the sale of our securities by the selling shareholders (if any).

3

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended and restated memorandum and articles of association (henceforth, the “Amended Articles”), are summaries and do not purport to be complete. Reference is made to our Amended Articles, a copy of which is filed as an exhibit to this registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

We were incorporated as an exempted company with limited liability under the Companies Act (Revised) of the Cayman Islands (the “Cayman Companies Act”). A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can affect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register or deregister as a limited duration company; and

●	may register or deregister as a segregated portfolio company.

Objects

Under the Amended Articles, the objects of our company are unrestricted. As provided by the Cayman Companies Act, we have the full power and authority to carry out any object not prohibited by any law of the Cayman Islands and the Amended Articles.

Ordinary Shares

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless and until the directors resolve to issue share certificates, no share certificate shall be issued, and the records of the shareholdings of each shareholder shall be in uncertified book entry form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares or warrants to bearer.

As of the date of this prospectus, the authorized share capital of the Company is $1,000,000 divided into 100,000,000,000 Ordinary Shares of $0.00001 par value each. Subject to the provisions of the Cayman Companies Act and the provisions, if any, of the Amended Articles, and any directions given by any ordinary resolution and the rights attaching to any class of existing shares, the directors may issue, allot, grant options over or otherwise dispose of shares (including any fractions of Shares) and other securities of our company at such times, to such persons, for such consideration and on such terms as the directors may determine. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

4

Listing

Our Ordinary Shares have been approved for listing on the Nasdaq Capital Market under the symbol “RGC.”

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Vstock Transfer, LLC.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights for the time being attaching to any class or classes of shares under and in accordance with the Amended Articles, the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose.

Subject to the provisions of the Cayman Companies Act and any rights for the time being attaching to any class or classes of shares under and in accordance with the Amended Articles, our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share under and in accordance with the Amended Articles, no dividend shall bear interest against us.

Voting Rights

Unless their shares carry no right to vote, or unless a call or other amount presently payable has not been paid, all shareholders are entitled to vote at a general meeting, whether on a show of hands or on a poll, and all shareholders holding shares of a particular class of shares are entitled to vote at a meeting of the holders of that class of shares.

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights: (i) on a show of hands, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote; and (ii) on a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder.

Variation of Rights of Shares

Subject to the Cayman Companies Act and without prejudice to article 8 of the Amended Articles, if the share capital is divided into different classes of shares then, all or any of the special rights for the time being attached to the shares or any class of shares may, unless otherwise provided by the terms of issue of the shares of that class, only be varied if one of the following applies: (i) the shareholders holding not less than two-thirds of the issued shares of that class consent in writing to the variation; or (ii) the variation is made with the sanction of a special resolution (being a resolution of a meeting of the holders of the relevant class of shares in a class meeting duly constituted in accordance with the Amended Articles passed by a majority of not less than two-thirds of the shareholders who (being entitled to do so) vote in person or by proxy at that meeting) passed at a separate general meeting of the holders of the shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

5

Alteration of Share Capital

Subject to the Cayman Companies Act, the Company may, by ordinary resolution (being a resolution of a general meeting passed by a simple majority of the shareholders who (being entitled to do so) vote in person or by proxy at that meeting):

(a) increase our share capital by such sum to be divided into shares of such amount and with the attached rights, priorities and privileges and restrictions attached to them as that ordinary resolution shall prescribe;

(b) consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c) convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d) sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e) cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

The Cayman Companies Act provides that a company limited by shares or a company limited by guarantee and having a share capital may, if so authorized by its articles of association, reduce its share capital in any way (a) by special resolution and confirmation by the Grand Court of the Cayman Islands (the “Court”); or (b) by special resolution supported by a solvency statement of all the directors of the company in accordance with Section 14A of the Cayman Companies Act. In each case, a special resolution is a resolution of a general meeting or a resolution of a meeting of the holders of any class of shares in a class meeting duly constituted in accordance with the Amended Articles in each case passed by a majority of not less than two-thirds of the shareholders who (being entitled to do so) vote in person or by proxy at that meeting.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the board of directors of the Company may make calls on the shareholders in respect of any monies unpaid on their shares including any premium. The call may provide for payment to be by instalments. Each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares as required by the notice. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid: (i) at the rate fixed by the terms of allotment of the share or in the notice of the call, or (ii) if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a) either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b) whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the Amended Articles.

6

We may sell any shares over which we have a lien if all of the following conditions are met: (a) the sum in respect of which the lien exists is presently payable; (ii) the Company gives notice to shareholder holding the share (or to the person entitled to it in consequence of the death or bankruptcy of that shareholder) demanding payment and stating that if the notice is not complied with the shares may be sole and; (iii) within 14 clear days of the date on which the notice is deemed to be given under the Amended Articles, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture). Despite the foregoing, the board of directors may determine that any share the subject of that notice be accepted by the Company as surrendered by the shareholder holding the share in lieu of forfeiture.

A forfeited or surrendered share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the board of directors determine either to the former shareholder who held that share or to any other person, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is a director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account in accordance with the Cayman Companies Act and shall carry to the credit of such account from time to time an amount equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a) issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

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(b) with the consent by special resolution of the shareholders holding shares of a particular class (being a resolution of a meeting of the holders of any class of shares in a class meeting duly constituted in accordance with the Amended Articles passed by a majority of not less than two-thirds of the shareholders who (being entitled to do so) vote in person or by proxy at that meeting), vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c) purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of our own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Without limiting the transfer provisions in the Amended Articles, our board of directors would generally decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien.

Our board of directors may also decline to register any transfer of any Ordinary Share unless:

(a) the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b) the instrument of transfer is in respect of only one class of Ordinary Shares;

(c) the instrument of transfer is properly stamped, if required;

(d) the Ordinary Share transferred is fully paid and free of any lien in favor of us;

(e) any fee related to the transfer has been paid to us; and

(f) the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

This, however, is unlikely to affect market transactions of the Ordinary Shares purchased by investors in the public offering. Once the Ordinary Shares have been listed, the legal title to such Ordinary Shares and the registration details of those Ordinary Shares in the Company’s register of members will remain with DTC/Cede & Co. All market transactions with respect to those Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the DTC systems.

Notwithstanding the foregoing, shares may be evidenced and transferred in accordance with the rules and regulations of the Designated Stock Exchange.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 days in any year.

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Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Act to inspect any account or book or document or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Act or our Amended Articles to call an annual general meeting of the shareholders. Accordingly, we may, but shall not be obligated to (unless required by the designated stock exchange rules), in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition (delivered in accordance with the notice provisions of the Amended Articles) of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the Amended Articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 14 clear days’ notice of an extraordinary general meeting and 21 clear days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting (including, for the avoidance of doubt, persons entitled to a share in consequence of the death or bankruptcy of a shareholder). The notice shall specify: (i) the place, the date and the hour of the meeting; (ii) if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting; (iii) subject to limb (iv) and the requirements of, to the extent applicable, the designated stock exchange rules, the general nature of the business to be transaction; and (iv) if a resolution is proposed as a special resolution, the text of that resolution. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Cayman Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the directors. If a quorum is not present within 15 minutes of the time appointed for the adjourned meeting, then the shareholders present in person or by proxy shall constitute a quorum.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or by one or more shareholders present who. Individually or together, hold at least ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

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If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

Under the Amended Articles, we are required to have a minimum of one director and the maximum number of directors shall be unlimited.

A director may be appointed by ordinary resolution (being a resolution of a general meeting passed by a simple majority of shareholders who, being entitled to do so, vote in person or by proxy at that meeting, or by a unanimous written resolution) or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution (being a resolution of a general meeting passed by a simple majority of shareholders who, being entitled to do so, vote in person or by proxy at that meeting, or by a unanimous written resolution), the directors (other than alternate directors) shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution (being a resolution of a general meeting passed by a simple majority of shareholders who, being entitled to do so, vote in person or by proxy at that meeting, or by a unanimous written resolution) and unless and until so fixed no share qualification shall be required.

Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting, if one is held. At any annual general meeting held, our directors will be elected by an ordinary resolution of our shareholders (being a resolution of a general meeting passed by a simple majority of shareholders who, being entitled to do so, vote in person or by proxy at that meeting, or by a unanimous written resolution). At each annual general meeting, each director so elected shall hold office for a one-year term and until the election of their respective successors in office or removed.

A director may be removed by ordinary resolution (being a resolution of a general meeting passed by a simple majority of shareholders who, being entitled to do so, vote in person or by proxy at that meeting, or by a unanimous written resolution).

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the Amended Articles, the office of a director may be terminated forthwith if:

(a) he is prohibited by the law of the Cayman Islands from acting as a director;

(b) he is made bankrupt or makes an arrangement or composition with his creditors generally;

(c) he resigns his office by notice to us;

(d) he only held office as a director for a fixed term and such term expires;

(e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

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(f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq Listing Rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Section 5605(a)(2) of the Nasdaq Listing Rules and will meet the criteria for independence set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Cayman Companies Act and our Amended Articles, our business shall be managed by the directors, who may for that purpose exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our Amended Articles. However, to the extent allowed by the Cayman Companies Act, shareholders may by special resolution (being a resolution of a general meeting passed by a majority of not less than two-third of shareholders who, being entitled to do so, vote in person or by proxy at that meeting, or by a unanimous written resolution) validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Our board of directors have established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine to appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine to appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge the Company’s undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

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A director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise than by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us) and if he shall do so his vote shall not be counted, nor in relation thereto shall he be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a) the giving of any security, guarantee or indemnity in respect of:

(i) money lent or obligations incurred by him or by any other person for our benefit or any of our subsidiaries; or

(ii) a debt or obligation of ours or any of our subsidiaries for which the director himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b) where we or any of our subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to or may participate;

(c) any contract, transaction, arrangement or proposal affecting any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he (together with persons connected with him) does not to his knowledge hold an interest representing one percent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to shareholders of the relevant body corporate;

(d) any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e) any matter connected with the purchase or maintenance for any director of insurance against any liability or (to the extent permitted by the Cayman Companies Act) indemnities in favor of directors, the funding of expenditure by one or more directors in defending proceedings against him or them or the doing of anything to enable such director or directors to avoid incurring such expenditure.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest or as described above.

Capitalization of Profits

The directors may resolve to capitalize:

(a) any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b) any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

Pursuant to the Cayman Companies Act, the Company may be wound up voluntarily if the shareholders resolved by special resolution (being a resolution of a general meeting passed by a majority of not less than two-third of shareholders who, being entitled to do so, vote in person or by proxy at that meeting, or by a unanimous written resolution) or if the shareholders in a general meeting resolve by ordinary resolution (being a resolution of a general meeting passed by a simple majority of shareholders who, being entitled to do so, vote in person or by proxy at that meeting, or by a unanimous written resolution) that it be wound up voluntarily because it is unable to pay its debts.

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If we are wound up, the shareholders may, subject to the Amended Articles and any other sanction required by the Cayman Companies Act, pass a special resolution (being a resolution of a general meeting passed by a majority of not less than two-third of shareholders who, being entitled to do so, vote in person or by proxy at that meeting, or by a unanimous written resolution) allowing a liquidator to do either or both of the following:

(a) to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b) to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our Amended Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our Ordinary Shares.

In addition, there are no provisions in our Amended Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members of the company, a statement of the shares held by each member, which:

o	distinguishes each share by its number (so long as the share has a number);

o	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

o	confirms the number and category of shares held by each member; and

o	confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders, including the right to appoint or remove directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under the Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of shares by us to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

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If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the U.S.

Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (a) seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing seventy-five percent (75%) in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the Grand Court of the Cayman Islands can be expected to approve the arrangement if it determines that:

(a) the statutory provisions as to the required majority vote have been met;

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(b) the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d) the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

When a takeover offer is made and accepted by holders of not less than 90% in value of the shares for which the offer has been made, the offeror may, within a two-month period after the approval by the said holders, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a) an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b) an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c) an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended Articles provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

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To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our Amended Articles.

Anti-Takeover Provisions in Our Articles

Some provisions of our Amended Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders, and provisions that restrict the ability of our shareholders to call meetings and to propose special matters for consideration at shareholder meetings.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Amended Articles for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

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Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended Articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders who together hold at least ten per cent of the rights to vote at such general meeting, such requisition must be delivered in accordance with the notice provisions in the Amended Articles, specify the purpose of the meeting and be signed by or on behalf of each of the shareholders making the requisition (and for this purpose each joint holder shall be obliged to sign). If the directors do not convene such meeting for a date not later than twenty-one clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our Amended Articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Companies Act, our Amended Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our Amended Articles (which include the removal of a director by ordinary resolution (being a resolution of a general meeting passed by a simple majority of shareholders who, being entitled to do so, vote in person or by proxy at that meeting, or by a unanimous written resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

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Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Companies Act, the Company may be wound up by a special resolution of our shareholders, or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Act and our Amended Articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied if one of the following applies: (i) the shareholders holding not less than two-thirds of the issued shares of that class consent in writing to the variation; or (ii) the variation is made with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Act, our articles may only be amended by special resolution of our shareholders.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering and count terrorist financing, we may be required to adopt and maintain anti-money laundering and counter terrorist financing policies and procedures, and may require subscribers to provide evidence to satisfactorily identify and verify their identity and source of funds. Such customer due diligence can be simplified or enhanced depending on the risk rating given to the subscriber Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering and counter terrorist financing policies and procedures (including the acquisition of due diligence information) to suitable third persons in Cayman Islands approved equivalent jurisdictions.

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We reserve the right to request such information as is necessary to identify and verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for identification or verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering, counter terrorist financing or other applicable laws, regulations or guidance by any person in any equivalent jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to the Financial Reporting Authority or a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise. By subscribing for shares, the subscriber consents to the disclosure of any information about them to regulators and others upon request in connection with money laundering and similar matters in the Cayman Islands and in other jurisdictions.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which the Company collects, processes and maintains personal data about investors of the Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

The Company is committed to processing personal data in accordance with the DPA. In its use of personal data, the Company will be characterized under the DPA as a ‘data controller’, whilst certain of the Company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the Company.

By virtue of making an investment in the Company, the Company and certain of the Company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the Company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the Company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the Company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the Company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

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We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The Company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils the Company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data correct (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

History of Securities Issuances

In the last three years, we did not issue any securities that changed the amount of our issued capital and/or the number and classes of shares of which it is composed.

See Item 6. B “Compensation—2021 Share Incentive Plan” in our 2025 Form 20-F, which is incorporated in this prospectus by reference, for more details of the share options to purchase our Ordinary Shares granted under our 2021 share incentive plan. All directors and employees who were previously granted share options have agreed to a lock-up undertaking until April 20, 2027. Under this extended undertaking, 100% of each such employee’s shares and vested share options and 82% to 92% of each such director’s shares and vested share options will remain subject to the lock-up undertaking until April 20, 2027. Other than under our 2021 share incentive plan, there are no arrangements for involving employees in our capital, including any arrangement that involves the issue or grant of our options, shares or securities.

On June 13, 2025, we, as an exempted company with limited liability incorporated under the laws of the Cayman Islands, capitalized an amount standing to the credit of the share premium account of the Company, and appropriated such sum and applied it on behalf of the shareholders towards paying in full (as to the full par value of $0.00001 per Ordinary Share) an aggregate of 481,476,042 Ordinary Shares (representing the receipt by each shareholder of the Company of 37 additional Ordinary Shares for every Ordinary Share held on the record date). This did not result in any changes in authorized share capital or par value of our Ordinary Shares, nor involve any cash outflow. This is treated as an equity reclassification of a 38-for-1 forward stock split under accounting principles generally accepted in the United States of America (U.S. GAAP). The authorized share capital remained as $1,000,000 divided into 100,000,000,000 Ordinary Shares of $0.00001 par value each.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with liability limited by shares. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a different body of securities laws as compared to the U.S. and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the U.S.

Our Amended Articles do not contain provisions requiring that disputes, including those arising under the securities laws of the U.S., between us, our officers, directors and shareholders, be arbitrated.

We are a Cayman Islands company and substantially all of our assets are located outside of the U.S. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the U.S. and most of their assets are located outside the U.S. As a result, it may be difficult for a shareholder to effect service of process within the U.S. upon these individuals, or to enforce against us or them judgments obtained in the U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S.

We have appointed Puglisi & Associates, located at 50 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the U.S.

Ogier (Cayman) LLP (“Ogier”), our counsel to the laws of the Cayman Islands, has advised us that the courts of the Cayman Islands are unlikely: (i) to recognize or enforce against us judgments of courts of the United States obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S. or (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S, so far as the liabilities imposed by those provisions are penal in nature..

Ogier has further advised us that there is currently no statutory enforcement or treaty between the U.S. and the Cayman Islands providing for enforcement of judgments. The courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtain in a manner, and or be of a kind the enforcement of which is, contrary to natural justice of the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere

A judgment of a court in the U.S. predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the U.S. was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the U.S. As a result, there is uncertainty as to the enforceability in Hong Kong, against us or our directors or officers in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the U.S. or the securities laws of any state or territory within the U.S.

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TAXATION

Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

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SELLING SHAREHOLDERS

Selling shareholders (if any) to be named in a prospectus supplement may, from time to time, offer and sell our Ordinary Shares held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell our Ordinary Shares held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of our Ordinary Shares held by them in transactions exempt from the registration requirements of the Securities Act.

If any selling shareholder is to offer and sell our Ordinary Shares held by them pursuant to this prospectus, we will provide you with a prospectus supplement that sets forth the name of each such selling shareholder and the number of our Ordinary Shares beneficially owned and being offered by each such selling shareholder, among other things. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

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PLAN OF DISTRIBUTION

We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

●	to or through underwriters, brokers or dealers;

●	through agents;

●	on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	directly to one or more purchasers in negotiated sales or competitively bid transactions;

●	“at-the-market” to or through a market maker or into an existing trading market, on an exchange or otherwise; or

●	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may issue the securities as a dividend or distribution to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities offered by this prospectus at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

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We and/or the selling shareholders named in the applicable prospectus supplement may solicit offers to purchase the securities directly from the public from time to time. We and/or the selling shareholders named in the applicable prospectus supplement may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any discounts and/or commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act. From time to time, we and/or or the selling shareholders named in the applicable prospectus supplement may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We and/or the selling shareholders named in the applicable prospectus supplement may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we and/or the selling shareholders named in the applicable prospectus supplement sell securities to underwriters, we and/or the selling shareholders named in the applicable prospectus supplement will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us and/or the selling shareholders named in the applicable prospectus supplement in the form of underwriting discounts and commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us and/or the selling shareholders named in the applicable prospectus supplement, to indemnification by us and/or the selling shareholders named in the applicable prospectus supplement against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.

The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the name or names of any managing underwriter or underwriters;

●	the public offering or purchase price;

●	any discounts and commissions to be allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or paid to dealers;

●	the net proceeds from the sale of the securities; and

●	any exchanges on which the securities will be listed.

We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.

The aggregate proceeds to us from the sale of the securities will be the purchase price of the securities less discounts and/or commissions, if any.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, us and our subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The transfer agent and registrar for our Ordinary Shares is VStock Transfer, LLC.

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LEGAL MATTERS

We are being represented by Latham & Watkins LLP with respect to certain legal matters as to U.S. federal securities and New York state law. The validity of the Ordinary Shares offered in any offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Ogier. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for any underwriters or agents by a law firm named in the applicable prospectus supplement.

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EXPERTS

The consolidated financial statements of Regencell Bioscience Holdings Limited as of June 30, 2025 and 2024 and for each of the years in the three-year period ended June 30, 2025 have been incorporated by reference herein and in the registration statement in reliance on the report of Marcum Asia CPAs LLP, independent registered public accounting firm, which contains an explanatory paragraph relating to substantial doubt about the ability of Regencell Bioscience Holdings Limited to continue as a going concern, as described in Note 2 to the consolidated financial statements and are included in reliance upon such report given on the authority of said firm as experts in auditing and accounting.

The office of Marcum Asia CPAs LLP is located at 7 Penn Plaza, Suite 830, New York, New York 10001.

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WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to the reporting requirements of the Exchange Act as applicable to foreign private issuers. In accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov. Since we are a “foreign private issuer,” we are exempt from the rules and regulations under the Exchange Act prescribing the furnishing and content of proxy statements, our principal shareholders are exempt from the reporting requirements under Section 16 of the Exchange Act, and our officers, directors and principal shareholders are exempt from the “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of the holding company’s ordinary shares. In addition, we are not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. public companies whose securities are registered under the Exchange Act.

You can also find information on our website https://www.regencellbioscience.com. The information contained on our website is not a part of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC, using a “shelf” registration process under the Securities Act, relating to the securities to be offered. This prospectus does not contain all of the information contained in the registration statement, certain parts of which are omitted in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We will provide copies of any or all reports and documents that we filed with the SEC, as well as any or all documents incorporated by reference into this prospectus and any applicable prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference into this prospectus and any applicable prospectus supplement, to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost upon such person’s written or oral request made to:

Regencell Bioscience Holdings Limited
9/F Chinachem Leighton Plaza
29 Leighton Road
Causeway Bay, Hong Kong
Tel: +852 2155-0823
Attention: Investor Relations

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference into this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents or information that we have filed with the SEC:

●	our annual report on Form 20-F for the fiscal year ended June 30, 2025 filed with the SEC on October 31, 2025 (File No. 001-40617);

●	the description of our Ordinary Shares contained in the registration statement on Form 8-A filed with the SEC on July 15, 2021 (File No. 001-40617) pursuant to Section 12 of the Exchange Act, together with all amendments or reports filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

●	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into this prospectus.

You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

We will provide copies of any or all reports and documents that we filed with the SEC, as well as any or all documents incorporated by reference into this prospectus and any applicable prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference into this prospectus and any applicable prospectus supplement, to each person, including any beneficial owner, to whom a prospectus is delivered, at no cost upon such person’s written or oral request. See “Where You can Find More Information About Us” in this prospectus supplement.

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985,222 ORDINARY SHARES

REGENCELL BIOSCIENCE HOLDINGS LIMITED

Prospectus Supplement

Sole Placement Agent

UNIVEST SECURITIES, LLC